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                                                                     Exhibit 5.1
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                      [HAZEL & THOMAS, P.C. LETTERHEAD]


                                June 24, 1997


Board of Directors
Deltek Systems, Inc.
8280 Greensboro Drive
McLean, Virginia  22102

                  Re:      Registration Statement on Form S-8

Gentlemen:

         We have acted as counsel to Deltek Systems, Inc., a Virginia corporation (the "Company"), in connection with the preparation and filing by the Company of its registration statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, relating to a maximum of 679,500 shares of Common Stock, $.001 par value (the "Common Stock"), issued or issuable upon exercise of options granted or to be granted pursuant to the Deltek Systems, Inc. Employee Time Accelerated Stock Option Plan (the "Accelerated Plan") and relating to a maximum of 864,750 shares of Common Stock issued or issuable upon exercise of options granted or to be granted pursuant to the Deltek Systems, Inc. 1987 Employee Stock Option Plan (the "1987 Plan").

         We have examined the Accelerated Plan, the 1987 Plan, the Articles of Incorporation, as amended, the By-Laws of the Company, the minutes of the various meetings and consents of the Company's Board of Directors, originals or copies of such records of the Company, agreements, certificates of public officials, certificates of officers and representatives of the Company and others, and such other documents, certificates, records, authorizations, proceedings, statutes and judicial decisions as we have deemed necessary to form the basis of the opinion expressed below. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to originals of all documents submitted to us as copies thereof. As to various questions of fact material to such opinion, we have relied upon statements and certificates of officers and representatives of the Company and others.

         Based upon the foregoing, we are of the opinion that the 679,500 shares of Common Stock issued or issuable under the Accelerated Plan and the 864,750 shares of Common Stock issued or issuable under the 1987 Plan, all of which are subject of the Registration Statement, have been duly authorized and when issued and paid for in accordance with the
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Board of Directors
Deltek Systems, Inc.
June 24, 1997
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Accelerated Plan or the 1987 Plan, respectively, will be duly authorized, fully paid and nonassessable.

         We hereby consent to the use of this opinion as an exhibit to the Registration Statement.

                                        Yours very truly,

                                        /s/ HAZEL & THOMAS P.C.

                                        Hazel & Thomas, P.C.